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                                                                    EXHIBIT 99.3


                            CENTERPOINT ENERGY, INC.

                            LEADER, MARIANNE PAULSEN

                                   ID# 9662071

                                    04/24/03

                            1ST QUARTER 2003 EARNINGS

                               CONFERENCE CALL Q&A



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CENTERPOINT ENERGY
CONFIRMATION #9662071                                                     PAGE 2


Marianne Paulsen:          Okay thank you, Gary. And Thea, I think we're ready
                           for the Q&A session right now so why don't you prompt the callers on questions?

Operator:                  Thank you. At this time I would like to remind
                           everyone that if you would like to ask a question you may press star, then the number 1 on your telephone keypad. We'll pause for just a moment to compile the Q&A roster.

                           Your first question comes from David Frank with Zimmer Lucas Partners.

David Frank:               Yeah, hi. Good morning. Congratulations on a great
                           quarter.

David McClanahan:          Thank you, David.

David Frank:               David, I'm sure a lot of the questions I have are
                           going to be asked by other people this morning but could you just remind us what the rate base is at Houston Light and Power? That is, what is the transmission and distribution rate base?

David McClanahan:          It's about $3.3 billion at our last rate case.

David Frank:               Three point three billion? And what is your
                           authorized capital structure?

David McClanahan:          It's 40% equity, 60% debt.

David Frank:               Okay, great. And my second question is do you plan on
                           eliminating any of the dividend restrictions for next year as per the amended credit facility?


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CENTERPOINT ENERGY
CONFIRMATION #9662071                                                     PAGE 3


David McClanahan:          Well you know we have two restrictions. One is we
                           have an overall limit of $0.40 per share per year.
                           But there is a potential additional restriction of 50% of trailing 12 months earnings if we do not pay down the banks by $400 million of which half of it would come from equity or equity-linked securities.

                           We are looking at this very hard. Obviously our desire is to eliminate that restriction. We have until the end of the year to do that and we hope to accomplish that but we really are looking at what's in the long-term best interests for our shareholders and we'll make the decision based on that.

David Frank:               Thanks a lot. Congratulations again.

David McClanahan:          Thanks.

Operator:                  Your next question is from Paul Patterson, Glen Rock
                           Associates.

Paul Patterson:            Hi, how are you?

David McClanahan:          Good, Paul.

Paul Patterson:            I was wondering if you could just give us an idea
                           about how much is invested in the South Texas nuclear project in Unit 1 in particular?

David McClanahan:          Yes we can. I think we had - Paul, you may have asked
                           that on the Texas Genco call and we failed to answer that. And it is a little bit of a complex story but there's probably a little less than $200 million in Unit 1.

Paul Patterson:            Okay so you only have $200 million invested in Unit
                           1?


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CENTERPOINT ENERGY
CONFIRMATION #9662071                                                     PAGE 4


Gary Whitlock:             The remaining net book value.

Paul Patterson:            Okay, that's great. And then in terms of the $400
                           million of equity or equity-linked securities, when do you think we'll get a clear picture on that?

David McClanahan:          Okay. It's not really $400 million; it's $200 million
                           to eliminate any additional dividend restriction. You know, we're looking at that. We have until the end of the year but we're obviously looking at the marketplace today and what type of securities might be attractive.

Paul Patterson:            Okay, great. Thanks a lot.

Operator:                  Your next question comes from Michael Goldenberg,
                           Luminus.

Michael Goldenberg:        Hey good morning, guys. Congratulations on a good
                           quarter.

David McClanahan:          Thank you.

Michael Goldenberg:        Hey, just a quick question on that whole dividend
                           restriction thing. This accounting benefit that you guys took, will that go towards the GAAP EPS?

David McClanahan:          Hang on just a minute. I think it will. That's the
                           nod I'm getting.

Gary Whitlock:             You know I think we're going to have to check the
                           specifics of that. I think so but let us come back to you on that.


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CENTERPOINT ENERGY
CONFIRMATION #9662071                                                     PAGE 5


Michael Goldenberg:        Okay. And along the same lines, if you can answer a
                           similar question for if you guys monetized Texas
                           Genco would you have to move that into discontinued ops or would you be able to use Texas Genco's GAAP earnings against the dividend restriction?

David McClanahan:          Michael, that's a good question. It's one that we
                           continue to look at. Until we actually have a determination that the option has been exercised I think it would continue to be in continuing operations. But if in fact the option is exercised I think it would have to be moved to discontinued ops.

Michael Goldenberg:        Okay. And just two general questions. One is, as I
                           look at your ECOM true up it seems to have pretty much been the same in Q1, '03, as it is in Q1, '02.
                           If I understand correctly how it works, it seems that that number is the difference between what you expected to sell capacity for and what you actually sold Texas Genco capacity for? Given your capacity payments have increased considerably in the first quarter over previous year yet your ECOM true up stayed the same.

                           Could you explain why even though you've received much better capacity payments you were still able to collect a high ECOM true up?

David McClanahan:          Yes. Good question. First, the way the ECOM true up
                           works is you take the megawatt hour sales, megawatt hours that you generated, times the PUC auction prices less the amount of fuel cost used to generate those megawatt hours and you compare that to the similar numbers that were used in the PUC ECOM model that was developed as you know, several years ago.


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CENTERPOINT ENERGY
CONFIRMATION #9662071                                                     PAGE 6


                           In this particular case I think the difference is that the fuel cost increased as well as the revenues increasing and the net impact was that ECOM was only reduced by a little less than $10 million.

Michael Goldenberg:        Would something have to do with the fact that you
                           just produced 3 million less megawatt hours.

David McClanahan:          Certainly megawatt hours and how much you generate
                           has an effect on that calculation, yes.

Michael Goldenberg:        Okay. And one final question. I've heard you guys may
                           request some transitional increase charge once the ECOM true up runs out at the end of December. Correct me if I'm wrong if that's not the case but if it is, could you please update us on where you are with the PUC on that?

David McClanahan:          The way we interpret and read the legislation that
                           enacted deregulation in Texas, is once you get a determination of stranded investment then you can start to recover that stranded investment amount. Now as you know, we intend to seek a securitization order and sell securitized bonds but during the interim, between the time that the PUC actually finds we have stranded investment and we get that financing order to sell bonds, we will seek to have a transition charge and charge that on our delivery rate.

Michael Goldenberg:        Okay and so you will collect the transition charge
                           first and then once you securitize, then you'll actually start matching up the revenues and expenses.
                           But until then you'll actually get an intermediate benefit.

David McClanahan:          That is our plan. That is what we plan to seek.


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CENTERPOINT ENERGY
CONFIRMATION #9662071                                                     PAGE 7


Michael Goldenberg:        And when do you expect you may get that motion
                           underway?

David McClanahan:          Well I think it is going to be part of the stranded
                           recovery proceeding that we file next year and that is litigated at the Public Utility Commission next year. So I don't think we're going to get an early answer. I think it'll come out about the time that our stranded investment amount is determined which as you know, the PUC has 150 days from January 12th which is the date we expect to file, to rule on our case.

Michael Goldenberg:        Okay so sometime in Q1 or Q2 of '04.

David McClanahan:          Correct.

Michael Goldenberg:        Thank you very much, gentlemen. Congratulations.

Operator:                  Our next question comes from Jonathan Rojewski of
                           Goldman Sachs.

Jonathan Rojewski:         Hi everyone again.

Gary Whitlock:             Good morning.

Jonathan Rojewski:         Following up on that line of questioning, if we
                           assume that you get the final order from the Commission let's say mid-year next year, and you get your securitization let's say for simplicity's sake, at the beginning of 2005 - that means you get six months of that CTC charge?

                           Should we be thinking about the magnitude of that recovery as let's say, you know if you get $4 billion in total cost recovery, $2 billion let's say $1-1/2 billion you get through the sale of the 81% - so then when you talk


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CENTERPOINT ENERGY
CONFIRMATION #9662071                                                     PAGE 8


                           about another $2-1/2 billion that's recoverable for one half of the year. Is that how we should think about that on a financial basis?

David McClanahan:          Well I think whatever the stranded investment amount
                           is I would expect we would only be recovering our carrying cost on that and not any type of amortization. The principle would be through securitization but I think the carry on that amount is what we would seek to keep us whole.

Jonathan Rojewski:         Okay, great. And it's not clear to me whether or not
                           that is prescripted or whether you need to actually get the Commission's authorization in order to have that interim recovery.

David McClanahan:          I think the Commission has to authorize it. Clearly
                           it's a rate change and the Commission is going to have to act on our request. But we will seek to have that.

Jonathan Rojewski:         Okay, fine. And then as I'm looking at the electric
                           generation as well as the ECOM piece and the T&D financials here, if you're doing comparative purposes
                           '02 versus '03 are you guys doing this on a 100% both years or have you adjusted for your 81% ownership in the '03 quarter?

David McClanahan:          The minority interest is taken out and is reflected
                           in our financials but above the line it's 100%.

Jonathan Rojewski:         Okay. And then I guess lastly, remind me because I
                           think another company in the sector is dealing with trying to get some sort of waiver to pay their dividend given that they have a negative retained earnings balance and that seems to be your situation.
                           Do you guys have a waiver or


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CENTERPOINT ENERGY
CONFIRMATION #9662071                                                     PAGE 9


                           how are you guys being allowed to continue to pay the dividend in that situation?

David McClanahan:          When we received our order out of the Commission in
                           connection with the restructuring they approved a payment of our dividends out of surplus as opposed to retained earnings so I think we already have that approval.

Jonathan Rojewski:         Okay. So you got that from the Commission; you didn't
                           need to get anything from the SEC.

David McClanahan:          No, from the SEC. I'm sorry. I was speaking about the
                           SEC.

Jonathan Rojewski:         Right, okay, so the SEC. And how long does that last
                           or what's the duration of that ruling?

David McClanahan:          We will renew, these financing orders I think
                           basically run through June of this year so we'll renew that order later on this year.

Jonathan Rojewski:         Okay. And what would the term of that likely be upon
                           renewal? On a year at a time, six months at a time?

David McClanahan:          I think we would seek to have it run through early
                           2006 is what our plan is.

Jonathan Rojewski:         Okay so that's about three years. Okay thanks, David.

David McClanahan:          Okay.


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CENTERPOINT ENERGY
CONFIRMATION #9662071                                                    PAGE 10


Operator:                  Your next question is from Maura Shaughnessy with
                           Massachusetts Financial Services.

Maura Shaughnessy:         Good morning. A few questions. First can you just
                           outline the cap spending and DD&A in '03 and '04?

David McClanahan:          I'm going to ask Gary to do that.

Gary Whitlock:             2003?

Maura Shaughnessy:         And 2004 please.

Gary Whitlock:             2003 cap spending including Texas Genco is about $680
                           million; '04 - just a moment. You know obviously in '04 Texas Genco will only be with us for part of the year so cap spending about $580 million. And Maura, if you look at these businesses on a go-forward basis our run rate for cap spending should be probably in the $525 million to $550 million level.

Maura Shaughnessy:         Any thoughts on DD&A, next two years?

Gary Whitlock:             Just a moment. 2003, about $617 million. Just a
                           second on 2004 - about $580 million or so.

Maura Shaughnessy:         Thanks. And just in terms of at least on the release
                           that I'm looking at I don't see a balance sheet. Can you give me a sense as to where the net debt position ended up the end of the quarter?

Gary Whitlock:             Total debt a little more than $11 billion. That
                           includes securitization debt.


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CENTERPOINT ENERGY
CONFIRMATION #9662071                                                    PAGE 11


Maura Shaughnessy:         And the cash at the end of the quarter?

Gary Whitlock:             In terms of liquidity at the end of the quarter if
                           you look on - and let me answer it now - if you were look at today at our liquidity position, it's very close to $1 billion, a little bit less than $1 billion. If you look on a normalized basis because we do have some cyclicality in payments, we have approximately $600 million of liquidity.

Maura Shaughnessy:         Okay. Just trying to understand and sorry for my
                           ignorance on this question but let's assume given the run up in TGN stock that Reliant does not exercise its option next January. In the way that the Texas
                           Commission will determine the stranded cost situation, it can just use the 19% of TGN that's out trading right now. You don't need to sell the 100% to make the determination. Is that correct?

David McClanahan:          Right. Under the Texas deregulation law there's a
                           number of methodologies. The company sought and received approval from the PUC to use the partial stock valuation methodology which basically they use the 19% valuation, gross it up to be equivalent to 100% and then they can add up to a 10% premium to that in terms of valuing the underlying assets of Texas Genco. And we do not have to actually sell the stock to Reliant Resources in order to use that methodology.

Maura Shaughnessy:         And again assuming Reliant does not exercise its
                           option, how quickly do you think you would sell the remaining parts of TGN or I guess just what is the overall strategy if Reliant does not exercise its option?

David McClanahan:          Well we would seek to find buyers of the stock
                           initially just like we are now. We think that - you know this is a very attractive portfolio. We think


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CENTERPOINT ENERGY
CONFIRMATION #9662071                                                    PAGE 12


                           there would be other people interesting in selling it. If we found that that wasn't the case after we did a fair amount of work on it then we could always go back and sell it a unit at a time. But our first choice would be to sell our 81% ownership interest, the stock interest we have in Texas Genco.

Maura Shaughnessy:         Okay. Thanks very much for your time.

Gary Whitlock:             Okay.

Operator:                  Your next question is from Jay Madia with Forest.

Jay Madia:                 Hi, congrats on the quarter. I just wanted to ask
                           about the May 28th deadline. Is that something that you're considering possibly raising capital, paying down that $400 million to avoid?

David McClanahan:          Certainly Jay, that is one of our options and we're
                           looking at that very closely. We've already paid down
                           $50 million and I know it's small so we only have $350 million left to deal with.

Jay Madia:                 Okay. But that might not be as important to you as
                           the second one, the one that's by year-end because the one at year-end also has the dividend restriction attached to it. Would that be fair to say?

David McClanahan:          My view is they're both important. Certainly the
                           second one has an additional element of importance because of the dividend restriction but I think the first one is just as important and we're focused on it as we speak.


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CENTERPOINT ENERGY
CONFIRMATION #9662071                                                    PAGE 13


Gary Whitlock:             Jay, I think also on the dividend restriction just to
                           be clear, the potential restriction that would come into play would be 50%, a dividend no greater than 50% of net income. In our amended bank facilities the dividend is limited to no greater than $0.40.
                           Therefore from a practical perspective a dividend restriction that would come into play only has applicability to the extent your earnings would be less than $0.80 on a trailing 12-month basis.

Jay Madia:                 So that restriction might not carry any weight
                           anyway.

Gary Whitlock:             That's correct.

Jay Madia:                 Okay. And as far as the Texas Genco - I'm sorry, as
                           far as the true up and stranded cost recovery situation, is there anybody out there that disagrees with your assessment of the Texas law or the implementation of that law?

David McClanahan:          Jay, not to my knowledge. Obviously as a result of a
                           lot of financings we've had lots of different people - banks, investment banks, various lawyers - look at the law and I have not heard anybody take an issue with our interpretation.

Jay Madia:                 Okay thanks. And then final question is at which
                           point would you be able to raise the dividend over the $0.10 per quarter? Would that be in 2005 when this current facility gets refinanced or expired?

David McClanahan:          Once we get this facility paid down I'm sure we could
                           get relief but yes, from a theoretical standpoint it's June of '05 but I would expect this would be redone before then. As soon as we get our stranded investment back and we pay down these banks we'll kind of redo all our bank agreements.


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CENTERPOINT ENERGY
CONFIRMATION #9662071                                                    PAGE 14


Jay Madia:                 Oh I see. And thanks and congratulations again.

David McClanahan:          Thank you, Jay.

Operator:                  Your next question is from Chris Melendes, UBS
                           Principle Finance.

Chris Melendes:            Good morning.

David McClanahan:          Good morning.

Chris Melendes:            Is it unreasonable to assume that the lost margin
                           associated with the Unit 2 outage at STP would be similar for a similar period of time for a Unit 1 outage?

David McClanahan:          I would suggest that it's kind of the best thing
                           that's out there right now. However, you know energy prices move around and in the first quarter we had some high gas prices especially in February. They've come down some but they're still pretty high. I think it's not a bad way to look at it but certainly it depends on energy prices over the next three months.

Chris Melendes:            Okay, thanks for that.

Operator:                  Your next question is from Jay Dobson, Deutsche Bank.

Jay Dobson:                David, two conceptual or hypothetical questions for
                           you. On STP I know it's early yet but any capital you spend to repair the plant I assume you have no avenue for recovery of that CAPEX. It wouldn't get tossed into


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CENTERPOINT ENERGY
CONFIRMATION #9662071                                                    PAGE 15


                           the stranded cost or sort of regulatory issues you will deal with in January of '04?

David McClanahan:          No, it will not be part of our stranded investment
                           true up, no.

Jay Dobson:                Okay, fair enough. And then onto the ECOM issue
                           versus the transition charge you'll be requesting, conceptually should we think of those as being about the same size or would you actually have some leakage once ECOM and TGN is gone and the transition charge is in effect such that there would still, although a much smaller impact, still be a bit of a drag on '04 earnings?

David McClanahan:          Well certainly once we get to the middle of the year
                           and we get this charge in place I think we would be kept whole from just a carrying cost standpoint. But the first part of the year there will not be anything there. ECOM will be gone and we will not have this temporary CTC. So certainly there's going to be some leakage in the first six months of the year.

Jay Dobson:                Great. Thank you so much.

David McClanahan:          Okay.

Operator:                  Your next question is from Vedula Murti with SAC
                           Capital.

Vedula Murti:              Hi, good morning.

David McClanahan:          Good morning, Vedula.


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CENTERPOINT ENERGY
CONFIRMATION #9662071                                                    PAGE 16


Vedula Murti:              To kind of get back in terms of this dividend
                           restriction, you implied that in fact if you think that earnings are not going to go below $0.80 then the restriction doesn't even come into play. So if that's the case is there still any kind of requirement to need to do $200 million of equity or equity-linked as part of this or could you avoid that entirely?

David McClanahan:          Well I think we don't want to be faced with that
                           restriction if we don't need to be faced with it.
                           Certainly we would rather have only the $0.40 cap to deal with and not have to worry about the trailing 12 months.

                           As I have just mentioned to Jay, you know the first six months of next year without this interim and temporary CTC our earnings will be under some pressure and so we don't want to be faced with a potential limitation on dividends. And that's the reason we're so interested in getting it eliminated if it makes sense for our shareholders to do that.

Vedula Murti:              Okay. And kind of following up on that part in terms
                           of the potential earnings pressure, it would appear to me that basically here if one wanted to try to kind of prognosticate first quarter of '04, the $132 million that you have of ECOM would go away as well as the $17 million loss at Texas Genco. So it would appear on an EBIT basis we would probably have a loss of about $115 million would be dropping out year over year. Would that be accurate?

David McClanahan:          Certainly we would not have the ECOM. We expect that
                           in the first quarter we'll still have the Texas Genco reflected in our earnings. And you know we hope that they have a good first quarter of next year but Texas
                           Genco, I don't expect that we will close a sale even if Reliant Resources exercises their option, before the second quarter.


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CENTERPOINT ENERGY
CONFIRMATION #9662071                                                    PAGE 17


Vedula Murti:              But I thought you would consider those as
                           discontinued ops and basically set those aside?

David McClanahan:          Well I think if it is - you're right, if the option
                           has been exercised they would go to discontinued ops.
                           But I think the way the limitation works it's GAAP income.

Gary Whitlock:             It is GAAP income.

David McClanahan:          And so discontinued ops is still income.

Vedula Murti:              Okay and then that would also answer the earlier
                           question with regards to the accounting gain you have here in the first quarter or any other charges or gains that come, that happen along the way because those would be considered GAAP.

David McClanahan:          That's exactly right.

Vedula Murti:              Okay. So we should be watching very carefully any
                           possible accounting gains or charges between now and the end of the year on a GAAP basis.

David McClanahan:          Yes, I think that's a fair statement.

Vedula Murti:              Okay. Thank you.

David McClanahan:          Thank you.

Operator:                  Your next question comes from Phyllis Gray, Dwight
                           Asset Management.


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CENTERPOINT ENERGY
CONFIRMATION #9662071                                                    PAGE 18


Phyllis Gray:              Good morning. I was hoping that you could give me a
                           monthly estimate of the replacement costs for the nuclear unit that's out?

David McClanahan:          Well it really depends on the energy prices but let
                           me kind of just review how we operate Texas Genco. We have 750 megawatts of base-load capacity that we do not auction. We keep it in reserve really for unplanned forced outages.

                           The energy cost of producing power out of those plants is between $16 and $17 a megawatt hour versus the nuclear plant which is between $4 and $5 a megawatt hour so there's a $10, $12 differential there. Now we also sell power on an opportunity basis when they're running this base-load so we also lose the opportunity sale as well.

                           As I mentioned earlier to a question, the $23 million in revenues margin that we lost when STP Unit 2 was down for the first two and a half months of the year is an indication of the impact that can be felt when you have a unit like this not operating. You're having to serve it with other units.

                           But it will really depend on where energy prices go which as you know, are highly dependent in Texas on where natural gas prices go.

Phyllis Gray:              Sure. And then could you give me an idea of what the
                           monthly output in megawatt hours from the plant or from your portion of the plant is?

David McClanahan:          It's about 280,000 megawatt hours. That's based on -
                           we own 385 megawatts of each one of those units and assume a very high capacity factor because these units are base-load and they have a capacity factor in


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CENTERPOINT ENERGY
CONFIRMATION #9662071                                                    PAGE 19


                           excess of 90%. So you produce a lot of energy when those things are running.

Phyllis Gray:              Terrific. Thanks so much.

David McClanahan:          Okay.

Operator:                  Your next question is from David Grumhaus with Copia
                           Capital.

David Grumhaus:            A couple of quick questions. In terms of thinking
                           about interest expense for this year, are we fairly safe in sort of taking the expense for the first quarter and multiplying by four or are there some things that may drive that up or down?

Gary Whitlock:             No, I think you're safe in making that assumption.

David Grumhaus:            Okay. Second question; I think it's been noted in
                           your 10K that there was a $638 million difference between the book and the regulatory value on the generation assets. Is that an impairment that might have to be taken at some point and is that potentially something that could affect GAAP earnings and this dividend restriction?

David McClanahan:          Yes, that has to be taken into account when we
                           reconcile all of the dollars associated with Texas
                           Genco. As you know we're depreciating Texas Genco assets. The regulated book value was whatever it was at 12/31/01 so the asset net book value continues to decline at Texas Genco. It probably won't come exactly equal to each other but they'll get much closer than they are today.


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CENTERPOINT ENERGY
CONFIRMATION #9662071                                                    PAGE 20


David Grumhaus:            Okay great. Thanks a lot.

David McClanahan:          Okay.

Operator:                  Your next question is from Daniele Seitz, Smith
                           Barney.

Daniele Seitz:             Hello and congratulations. Actually your earnings are
                           well above what you anticipated originally. Does that mean that your range is - I mean you're talking about the high end of the range in terms of earnings?

                           And also are you staying in the mid area because of the potential impact of STP outage?

David McClanahan:          Well our original earnings guidance of $0.85 to $1
                           per share, we still feel comfortable with that.
                           Certainly the STP guidance of $1.10 to $1.30 was reflected in our guidance and we have confirmed that.
                           So while we are pleased with the performance of our business units and what we've been able to accomplish, we're not ready to revise our earnings guidance. We still believe $0.85 to $1 is appropriate at this point in time. We'll continue to look at that and to the extent we believe it warrants a change we'll do so.

Daniele Seitz:             And in terms of the ECOM level it was supposed to be
                           declining very sharply because you were obviously - you obtained some much better prices. Do you anticipate that this is also offset by outages at all, has it been an impact at all or it doesn't at all? And you're still anticipating a sharp drop in ECOM?


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CENTERPOINT ENERGY
CONFIRMATION #9662071                                                    PAGE 21


David McClanahan:          No, we still anticipate ECOM will come down this year
                           relative to last year.

Daniele Seitz:             But the bulk of it will be in the summer then in the
                           peaking period?

David McClanahan:          There's a lot of moving parts there because it's
                           dependent on how much we generate, the fuel mix that we generate with. It's really hard to give you an exact answer there. Certainly $10 million was probably a little less than we thought it would decline honestly but as we move into the year those numbers will be adjusted. But we think it will be lower than last year obviously. And the summer months we have a lot higher capacity auction price and you'll probably see even a further decline relative to last year because of that.

Daniele Seitz:             And again to make sure I'm not confusing two
                           different things, the ECOM level has nothing to do with outages or anything like that? Or I thought it was a sort of mix of capacity that you could sell so it must have a little bit of an impact on any kind of outages that you would incur.

David McClanahan:          Well outages affect how ECOM is calculated because
                           the fuel costs comes into play. So it depends on what units you're running and the cost of producing power.
                           So it certainly impacts it and I think you saw part of that impact in the first quarter.

Daniele Seitz:             Right. Thanks, appreciate it.

David McClanahan:          Okay.


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CENTERPOINT ENERGY
CONFIRMATION #9662071                                                    PAGE 22


Operator:                  Your next question comes from Angela Uttaro with
                           Oppenheimer Funds. Angela, your line is open.

                           Angela has withdrawn her question. Your next question comes from Peter Hark with Talon Capital.

Peter Hark:                Good morning.

David McClanahan:          Good morning.

Peter Hark:                Of the guidance you gave for 2003 of $0.85 to $1, how
                           much of that is ECOM earnings?

David McClanahan:          Well last year we had $682 million of ECOM. We
                           believe that it is going to be substantially lower than that. It didn't reveal itself in the first quarter but we think that it is going to be substantially lower than that. We haven't given any specific guidance on that number and I hesitate to do so at this time.

Peter Hark:                Okay. How about this? Of the $3.3 billion of rate
                           base at HL&P, how much of that is ECOM regulatory asset?

David McClanahan:          None of that is ECOM. Those are all hard assets.

Peter Hark:                Okay. Okay, what's the allowed return on the ECOM
                           balance?

David McClanahan:          Well today at the TDU we earn 11-1/4% on equity. Now
                           we're not earning anything on ECOM through rates.
                           There is no earnings on that. But I


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CENTERPOINT ENERGY
CONFIRMATION #9662071                                                    PAGE 23


                           guess I was thinking about as we get into 2004 and we seek a temporary CTC we'll certainly have to request a given level of return.

Peter Hark:                Gotcha. I know you're going to try and fix the
                           dividend restriction that comes up but in lieu of that just to get a better idea, what is your quarterly earnings profile? I know it depends on a trailing 12-month earnings so to the extent you can maintain earnings above $0.80 - so I'm trying to find out from here on out what the quarterly earnings profile looks like?

David McClanahan:          Okay. We can get that for you. Hang on just a second.

Gary Whitlock:             Peter, I think if you look at that in terms of the
                           cyclicality or the seasonality of this business, in terms of ranges 25% to 30% in quarter one, 20% in quarter two, 40% quarter three - quarter three's our big quarter obviously or the most profitable quarter
                           - then 10% to 15% in the fourth. You know, that's sort of the range from a seasonality perspective.

Peter Hark:                Okay great. And then the last thing was on the $400
                           million required pay down in the fourth quarter assuming you don't get to restructure that some way.
                           What are the options you're exploring for making good on that full payment? I know $200 million comes from an equity or equity-linked securities I guess but what other ways do you have of making the $400 million pay down?

David McClanahan:          Well obviously there's any number of options out
                           there. We believe that there's convertible securities option that's very attraction. We think at the holding company you have options there which are open to us now which perhaps weren't open a few months ago. At our subsidiaries there's some small capacity there as well.


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CENTERPOINT ENERGY
CONFIRMATION #9662071                                                    PAGE 24


                           But as Gary mentioned earlier, we have some liquidity today that we're also looking at so we have a series of options there that we're exploring. And I think it's really trying to figure out what is the best way to do this and what is in the interest of our shareholders to do it.

Peter Hark:                How might we keep track of your ability or your
                           efforts rather to renegotiate those pay downs and requirements on the dividend?

David McClanahan:          Remember we have no requirement, I mean no mandatory.
                           It's at our option. And you know other than just kind of watching what we're doing; certainly I know each quarter to the extent we haven't got it done, next quarter we'll talk about it again. But I think we're actively looking at our options there and so I would say just continue to watch what we're doing.

Peter Hark:                Okay great. Thank you very much.

David McClanahan:          Thank you.

Marianne Paulsen:          Okay and I think we have time for one more question.

Operator:                  Your final question is a follow-up from Jonathan
                           Rojewski with Goldman Sachs.

Jonathan Rojewski:         Hi guys. Real quick because I know it's getting late.
                           Gary, you said $480 million or $580 million for depreciation and amortization in '04?

Gary Whitlock:             Just a second. D&A in '04 is about circa $580
                           million.


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CENTERPOINT ENERGY
CONFIRMATION #9662071                                                    PAGE 25


Jonathan Rojewski:         Okay. Now if you subtract those two together that's
                           only a difference from $617 million to $580 million of $37 million and if you have all the depreciation that goes away from the Texas Genco what is it that is increasing or how's D&A increasing at one of the other subsidiaries to substantially close that gap?

Gary Whitlock:             That's just half a year, Jonathan, because Genco's
                           with us for part of next year.

Jonathan Rojewski:         So you're assuming three months of Genco?

Gary Whitlock:             Six.

Jonathan Rojewski:         Six months in '04?

Gary Whitlock:             Yeah.

Jonathan Rojewski:         Okay, six months in '04. It's the difference. Okay,
                           great. Thanks.

Gary Whitlock:             Thanks, Jonathan.

Marianne Paulsen:          Okay, thank you. Thank you very much for
                           participating in the call this morning and we appreciate your attention and support. And have a good day.

Operator:                  Thank you for participating in today's CenterPoint
                           Energy first quarter 2003 earnings conference call.
                           You may now disconnect.



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CENTERPOINT ENERGY
CONFIRMATION #9662071                                                    PAGE 26


END